SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C.  20549

                               FORM 8-K

                            CURRENT REPORT

                  Pursuant to Section 13 or 15(d) of
                  the Securities Exchange Act of 1934


                             JUNE 21, 1999
                             -------------
                           (Date of Report)


                            ENTROPIN, INC.
        ------------------------------------------------------
        (Exact Name of Registrant as specified in its charter)


        COLORADO                33-23693             84-1090424
----------------------------  ------------       -------------------
(State or other jurisdiction   (Commission          (IRS Employer
    of incorporation)          File Number)       Identification No.)


                   45926 OASIS STREET, INDIO, CA 92201
       ----------------------------------------------------------
       (Address of principal executive offices including zip code)


                             (760) 775-8333
           --------------------------------------------------
           (Registrant's telephone number including area code)


        21550 OXNARD STREET, SUITE 810, WOODLAND HILLS, CA 91367
      -------------------------------------------------------------
      (Former name or former address, if changed since last report)

ITEM 5.  OTHER EVENTS.
---------------------

     Registrant mailed to its shareholders the following Executive Summary which contains certain forward looking statements that are not historical or current facts and are "Forward- Looking Statements" made pursuant to the Safe Harbor Provisions in the Federal Securities Laws. These statements often can be identified by the use of terms such as "may," "will," "expect," "anticipate," "estimate," or "continue," or the negative thereof. Such forward-looking statements speak only as of the date made. Any forward-looking statements represents management's best judgment as to what may occur in the future. However, forward-looking statements are subject to risks, uncertainties and important facts beyond the control of the Company that could cause actual results and events to differ materially from historical results of operations and events and those presently anticipated or projected. These factors include, but are not limited to those discussed under the caption "risk factors" in Item 1 of the Company's form 10-KSB for the year ending December 31, 1998. The Company disclaims any obligation subsequently to revise any forward-looking statements to reflect events or circumstances after the date of such statement or to reflect the occurrence of anticipated or unanticipated events.


                            EXECUTIVE SUMMARY
                             (ETOP: OTC BB)
                              BUSINESS PLAN

COMPANY OVERVIEW.   Entropin(R), Inc. ( ETOP: OTC BB) is currently engaged
in pharmaceutical research and is continuing to develop a patented medicinal preparation known as Esterom(R) for sale to the public. The Company is the beneficiary of more than 19 years of extensive research and development perfecting Esterom(R), originally undertaken by Lowell M. Somers, M.D., the inventor, and James E. Wynn, Ph.D., now one of the Company's scientific advisors. The Company has been assigned seven patents issued by the U.S. Patent Office, has six approved international patents, and is seeking international patent protection in 23 other foreign countries. The Company is currently pursuing approval of the product with the U.S. Food and Drug Administration ("FDA"). Entropin(R) has a current and open Investigational New Drug (IND) file with the FDA and Phase III clinical trials are scheduled to start summer of 1999.

Esterom(R) is a medicinal preparation that is effective in the treatment of impaired range of motion (ROM) associated with acute lower back sprain and acute painful shoulder. Dr. Somers' original investigations focused on the treatment of rheumatoid arthritis and related conditions. Although not controlled clinical trials, these studies provided anecdotal evidence for effectiveness in treating impaired range of motion associated with arthritis and related conditions, and led to the development of the current product, Esterom(R). In subsequent controlled Phase II Clinical Trials two topical applications of Esterom(R) separated by 24 hours have demonstrated effectiveness in the treatment of impaired range of motion associated with both acute painful shoulder and acute lower back sprain. In these trials the range of motion for both indications has been shown to improve significantly compared to patients receiving applications of the placebo. The Company is currently completing preparations for Phase III studies to further evaluate Esterom(R)'s safety and effectiveness in the treatment of limited ROM associated with acute painful shoulder. Subsequent to FDA approval for this single indication, approval will be sought for treatment of limited ROM associated with acute back sprain. Aftermarket studies will be conducted to support the use of Esterom(R) in the treatment of limited ROM associated with arthritis and related conditions.

According to a recent market survey performed by Front Line Strategic Management Consultants, Inc. nearly 17.5 million Americans are affected by acute shoulder or back strain and related conditions each year. Current options for treating limited ROM in the painful shoulder and acute back are limited. No treatment other that palliative therapy is recognized for acute back sprain as reported by the U.S. Agency for Health Care Policy and Research. The application of Esterom(R) represents a potentially superior treatment for painful shoulder and the only drug treatment to effectively improve ROM in acute back sprain. The total annual cost of these conditions, including lost productivity, exceeds $50 billion (U.S. Agency for Health Care Policy and Research). Given FDA approvals, the Company feels that there is a multibillion dollar market for Esterom(R).

The Company has concentrated its effort in the development and commercialization of Esterom(R) and has incurred operating loses commensurate with this development work. The Company anticipates generating meaningful commercial revenues and profits in 2002 following approval by the FDA of the Company's NDA for Esterom(R).

Entropin(R) is a bio-pharmaceutical firm aggressively pursuing a very large unaddressed healthcare market in the U.S. and throughout the world. Entropin(R) is a publicly held company that files periodic reports, including Annual Reports containing consolidated financial statements of the Company audited by independent public accountants, and quarterly reports, which contain unaudited financial statements, with the Securities and Exchange Commission. Copies of such reports can be obtained by writing to the Commission, Public Reference Section, 450 Fifth Street, NW,
Washington, D.C.  20549.   Below is a summary of some of the primary
characteristics of the Company:

* ETOP, A UNIQUE BIO-PHARMACEUTICAL FIRM, IS PURSUING A MULTIBILLION DOLLAR U.S. MARKET. At this time, treatment options for restricted ROM associated with acute painful shoulder or back sprain are limited at best. For acute back sprain only palliative therapy exists which serves a limited transitional need and ignores the underlying therapeutic condition of the patient. Treatments for limited ROM associated with acute painful shoulder as well as other joints involves the use of drugs that have many side effects and generally provide limited if any improvement in ROM of the affected joint. Because of the unique effectiveness and safety profile of its product Esterom(R), the Company projects that it will become an important player in this health field. The Company feels that the increase in the number of senior citizens due to the aging "baby boomers", expansion of its application to the treatment of arthritic conditions, expansion into the international market place, and expansion into veterinary uses will be significant factors in increasing Esterom(R)'s future markets.

* PATENT PROTECTED TECHNOLOGY AND THE START OF FDA PHASE III CLINICAL TRIALS SUMMER 1999. The Company has secured seven U.S. patents. Patents for Entropin(R)'s basic composition patent have been issued in Japan, China, Australia, New Zealand, Israel, and South Africa and is pending in 23 other foreign countries. Based upon the Company's statistically significant clinical results in Phase I and Phase II, the U.S. Food and Drug Administration has recently permitted the Company to commence Phase III clinical trials which should end in 2000 with the NDA filed in 2001. Thus, a substantial portion of the risk related to governmental approval and commercialization of this technology has been absorbed by the Company through its development efforts.

* FDA APPROVAL EXPECTED 2001; ETOP COMMERCIAL SALES BY 2002. Based upon the Company's commencement of Phase III clinical trials in summer of 1999, ETOP expects to submit a new drug application for FDA approval by 2001, with sales to occur in 2002. The Company's management believes the projected revenues from commercial sales in the U.S. should increase materially upon introduction of Esterom(R) for the years 2002 and beyond.

* ONLY $4.8 MILLION IN R&D SPENT BY ETOP TO DATE COMPARED TO $25 MILLION AS AN INDUSTRY AVERAGE. Based upon the Company's continuing focus of sustaining a low burn rate and maintaining its working capital, ETOP has achieved a distinction few other companies enjoy. The Company has spent a fraction of the total working capital normally required to reach Phase III; thereby, minimizing common stock dilution and conserving cash.

* USE OF "VIRTUAL COMPANY MODEL" HAS CUT ETOP'S BURN RATE WITHOUT ERODING PERFORMANCE. The innovative approach which the Company has undertaken, utilizing a "virtual company model", has served it well. By drawing upon seasoned pharmaceutical and industrial executives, ETOP has succeeded in proving that outsourcing can be economical and managerially efficient. The Company expects the transition to formal, full time management to occur over the next eighteen months as it prepares for commercialization of Esterom(R). The use of this "virtual company model" has maintained a substantially lower than expected burn rate for ETOP and contrasts favorably with other comparable bio-pharmaceutical firms which have consumed far greater amounts of capital at this stage of development.

* ETOP EXPECTS SIGNIFICANT COMMERCIAL REVENUES AND PROFITS IN 2002. ETOP projects its commercial revenues to increase each year following FDA approval of its NDA in 2002. The Company's projected cash flow should increase shareholder value. This contemplates ETOP's completion of one or more commercial strategic alliances and the continued relationship with its major manufacturing partner, Mallinckrodt, Inc. (NYSE:MKG).

THE ESTEROM(R) TECHNOLOGY. Dr. Somers originally discovered Esterom(R) in 1979. The product name is derived from its chemical identity and medical purpose since it is an ester that improves the range of motion of patients suffering from a painful shoulder or back sprain/strain. Dr. Wynn developed a manufacturing method that produced a consistent and stable product which satisfies FDA requirements. The reproducible hydrolytic process that Dr.
Wynn developed led to the discovery of three new molecules in 1993. The three newly discovered molecules are a novel class of new compounds which have been patented in the U.S. and internationally in Japan, Australia, New Zealand, Israel, and South Africa with patents pending in 24 other countries.

Because a component of Esterom(R) is a cocaine derivative, the product is presently a Schedule II controlled substance. However, the results of Phase I and Phase II clinical trials showed no adverse side effects or related substance-dependent tendencies, including no central nervous system activity, elevated blood pressure, increase in heart rate or euphoria. Results of pre-clinical, Phase I and II trials indicate that the components of this medicine do not cross the blood barrier. Consequently, no potential for abuse is anticipated. An application has been made to the Drug Enforcement Administration ("DEA") to reclassify Esterom(R) and delist it as a controlled substance.

CLINICAL TRIAL RESULTS. An Investigational New Drug ("IND") application was filed with the FDA on March 9, 1987, seeking permission to commence human clinical testing of Esterom(R). The results of four pre-clinical animal studies, with no toxicity noted, were incorporated within the IND

Application for FDA approval to allow ETOP to begin human clinical trials.

The Company's Phase I clinical study involved 24 healthy male subjects and was concluded with no meaningful toxicity observed. Since Esterom(R) maintained a clear toxicity profile and was shown to be safe in both animals and in healthy male volunteers when applied topically, the FDA approved a protocol for a Phase II Clinical Study.

The Phase II study involved a double-blind, randomized, placebo-controlled investigation designed to continue to look for adverse effects and to determine the efficacy of Esterom(R) in patients who have an impaired range of motion resulting from acute lower back sprain and strain and acute painful shoulder or following the removal of cast. The Phase II clinical study involved 97 patients, each received two applications of Esterom(R) or placebo, with the second application being performed 24 hours after the first. Overall, Esterom(R) provided statistical significant improved ROM for both the back and shoulder patients which was sustained for at least seven days. There was no clinically observed local anesthetic or analgesic effect.

Entropin(R) is scheduled to begin Phase III clinical trials in summer of 1999. Phase III studies prior to completion of an NDA are required by the FDA for final approval of a new prescription drug. As currently planned, the Phase III studies will include multiple trials in a number of clinical site study centers in differing geographic areas of the U.S. Approximately 600 patients will be selected for the study of which approximately 400 patients will receive one of two strengths (a single and double strength formulation) of Esterom(R) and 200 patients will receive the placebo. The studies will be double-blind and placebo-controlled. Each study will include a regimen of two applications, with the second application 24 hours after the first and a seven day, thirty day follow up for the acute study and six month follow-up for the chronic study.

Based on its Phase I and II clinical studies, the Company believes that Esterom(R) may involve a new and unique mechanism of action. The Phase I study demonstrated that the product did not cause detectable systemic effects including no effect on the cardiovascular system. During the study, Esterom(R) caused no significant adverse events and was observed to be safe. The Company confirmed that in Phase I and Phase II trials, no local anesthetic activity or vasoconstrictive activity was observed. While the precise mechanism of Esterom(R) is not known, additional studies will be undertaken during the course of the Phase III clinical trials to determine the mechanism of action for this product.

MANUFACTURING RELATIONSHIPS. Mallinckrodt, Inc. ("Mallinckrodt"), a leading manufacturer of chemicals and drugs has agreed to continue to develop Esterom(R) to meet all FDA requirements, to develop a Drug Master File, file all appropriate chemistry and related manufacturing ("CMC") documentation with the FDA, and manufacture the bulk drug product for a multi-year period.

As noted earlier, Esterom(R) is made by the hydrolysis of cocaine in propylene glycol and water. Cocaine is controlled by the DEA under strict importation regulations specified in law. Stepan Company ("Stepan") is the only U.S. company that can legally import coca leaves and process them for the extraction of the cocaine base. This base is shipped to Mallinckrodt for purification and sale in the medical and scientific markets. Stepan and Mallinckrodt work with the DEA to set annual quotas for importing the coca leaves related to projected use and sale of the processed cocaine. Because of Federal restrictions, Esterom(R) cannot be manufactured outside of the United States for sale in the United States. As a result, Mallinckrodt is currently the sole source for cocaine and for producing Esterom(R).

To date, Mallinckrodt has supplied all of the Company's cocaine for the laboratory manufacture of the product for use in research and clinical trials, and has been aware of the development of the drug since the IND application was filed. In this connection, the Company has entered into a ten year manufacturing contract with Mallinckrodt. Mallinckrodt has successfully scaled up Esterom(R) from the laboratory to manufacturing batch sizes and believes it can increase the coca leaf importation quotas to supply the bulk active material as required.

COMMERCIALIZATION STRATEGIES. Entropin(R) intends to aggressively pursue strategic alliance and/or joint venture opportunities with large worldwide pharmaceutical firms in an effort to maximize the commercialization potential of Esterom(R) throughout the world. In this connection, the Company plans to undertake discussions with international FORTUNE 100 medical and pharmaceutical firms. As a result, the Company is seeking one or more commercial partners which can aggressively market and commercialize Esterom(R) world wide.

Specifically, the Company anticipates a substantial financial commitment from one or more of the strategic commercial partners. Also, it is projected that there will be ongoing gross profit sharing among the corporate alliance partners depending upon the areas of the world that are licensed and the partner's respective responsibilities for commercializing Esterom(R). The Company's financial forecasts contemplate the inclusion of one or more such strategic partners to assist the Company in its commercialization of Esterom(R).

MARKETS FOR ESTEROM(R). Back pain is the second most frequent reason Americans seek medical assistance. Currently, 17.5 million persons in the U.S. annually suffer from impaired range-of-motion due to back, shoulder disorders, and other related conditions. It is quantified that the total annualized "cost" of range-of-motion impairment, including lost industrial productivity and direct medical payments, approaches $50 billion in the United States alone.

Of the 17.5 million people currently taking prescription medicines for back and shoulder strains and related disorders in the U.S., nearly half, or 8.1 million, of these people possess conditions which are treatable with Esterom(R). Based upon the foregoing, the Company has established a commercialization strategy to develop and procure FDA market approval quickly and relatively inexpensively. Initially, the focused claim for Esterom(R) is expected to include only shoulder disorders and then broadened to include back sprains and other related disorders following initial FDA approval. In this fashion, the Company expects to aggressively commercialize its technology utilizing key strategic partners throughout the world. Throughout the commercial evolution of Esterom(R), the Company intends to continuously evaluate joint venture and/or acquisition opportunities with third parties with a view to maximize overall shareholder value.

COMPANY MANAGEMENT. As previously mentioned, Entropin(R) has used a "virtual" company model to minimize its consumption of working capital and at the same time has recruited the highest quality personnel without increasing its burn rate. This has resulted in an atypically low burn rate when compared to traditional bio-pharmaceutical companies. The advantage of utilizing this "virtual" company model includes the employment of a small tactical executive team, who are compensated using equity. In addition, this model affords flexibility in corporate decision-making and allows for specific expertise to be focused on operating issues on a case-by-case basis. However, the Company intends to transition from this outsourcing and "virtual" company model to a permanent operating platform next year as it approaches full commercialization of Esterom(R). The goal of employing this "virtual" model is to enhance shareholder value. The Company's management includes well known pharmaceutical and industrial executives including:

Higgins D. Bailey, Ed.D., CHAIRMAN - Former President and CEO of a corporation owning a college, hospital, and clinics; President and CEO (Interim) Medical University of South Carolina's Pharmaceutical Foundation. Donald Hunter, CEO - Former President and COO of Louisiana Power and Light and while Senior Vice President of Entergy Corporation consummated a 4 billion dollar merger of energy companies in southeastern states.

Daniel L. Azarnoff, M.D., PRESIDENT - Former President of G.D. Searle's Research and Development Company and Senior Vice President of Searle.

Roy S. Azarnoff, Ph.D., COO - Former Director of Office of Research at California State University.

Lois Rezler, Ph.D., VP- SCIENTIFIC AND REGULATORY AFFAIRS - Consultant to many FORTUNE 100 pharmaceutical firms and participated in the regulatory/scientific process of over 200 drugs.

Wellington A. Ewen, CPA, MBA, CFO - Former senior manager - Coopers & Lybrand and Arthur Andersen.

James E. Wynn, Ph.D., DIRECTOR AND SCIENTIFIC ADVISOR - Co-Inventor of Esterom(R), Professor of Pharmaceutical Science and Former Assistant Dean of Research of the Medical University of South Carolina, College of Pharmacy

In addition to an outstanding experienced management team, the Company has attracted a world renowned Scientific and Medical Advisory Board ("SMAB") of scientists and medical advisors. Entropin(R) has utilized equity to recruit these experts. The members of SMAB are committed and actively involved long term in the development and future success of Esterom(R).

Arthur H. Hayes, M.D., CHAIRMAN OF SMAB - Former commissioner of FDA and Assistant Surgeon General; CEO of E. Merck & Co. subsidiary company.

Gerhard Levy, Pharm.D., MEMBER - Distinguished Professor Emeritus, School of Pharmacy; S.U.N.Y.; member of 15 scientific journal editorial boards.

Kenneth L. Melmon, M.D., MEMBER - Professor and Associate Dean of the Stanford University School of Medicine; member of 12 scientific journal editorial boards.

Lester A. Mitscher, M.D., MEMBER - Distinguished Professor, Department of Medicinal Chemistry; University of Kansas; Divisional Chair of the American Chemical Society.

William C. McMaster, Ph.D., MEMBER - Chief, Orthopedic Surgery Department at U.C.- Irvine and team physician for the U.S. Olympic Swim Team.

The Company currently utilizes other outside resources and consultants to complement its existing management and scientific/medical advisors.

FINANCIAL OVERVIEW. The Company is a development stage bio-pharmaceutical company and has not generated any revenues from operations for the period from August 27, 1984 (inception) through December 31, 1998. Entropin(R) has devoted substantially all its resources to the procurement of patents, research and development of Esterom(R), and expenses related to the start-up of its commercial business. Due to this, the Company has been unprofitable since inception and expects to incur substantial additional operating losses for the next several years, as it increases expenditures on research and development and allocates significant and increasing resources to clinical testing, marketing and other activities. In 1998 and early 1999, Entropin(R) successfully completed private placements of both common and preferred stock, preceded by a reverse acquisition, accounted for as a recapitalization of Entropin(R), all of which provided working capital to fund Entropin(R).

Entropin(R)'s historical and anticipated future financial performance is summarized in the table below. The revenue forecast is based on analysis of shoulder and back ROM disorders in the U.S. and contains what the company considers conservative estimates for market penetration, pricing, and increase in patient population as well as other assumptions. For additional information concerning these projections, the Company can provide detailed assumptions and related financial data upon request.


==================================================================================================================
                                             Entropin(R), Inc.
                                 Summary of Projected Financial Performance
                                              ($in millions)
==================================================================================================================
Years                        1999     2000      2001       2002         2003      2004       2005       2006
(December 31)
==================================================================================================================
Revenues                     ----     ----     $5.0(1)    $25.9(1)     $65.3     $205.1     $256.0     $310.8
------------------------------------------------------------------------------------------------------------------
Cost of Producing Revenues   ----     ----     ----        11.2         33.0      103.6      129.0      156.1
------------------------------------------------------------------------------------------------------------------
Operating Profit             ----     ----      5.0*       14.7         32.3      101.5      127.0      154.2
------------------------------------------------------------------------------------------------------------------
Research and Development      4.0      1.5      2.0         0.8          1.0        2.2        1.0        1.0
------------------------------------------------------------------------------------------------------------------
General and
Administrative(2)             4.9      2.8      2.5         3.3          3.5        4.4        0.8       (3.1)
------------------------------------------------------------------------------------------------------------------
After Tax Profit             (8.9)    (4.3)     0.5        10.6         17.5       57.0       75.1       93.8
==================================================================================================================

1. Includes $5 million in revenue in 2001 and 2002 from a corporate alliance partner
2.   Includes interest income

For additional information, please contact Entropin(R) at the address below:

                            Entropin(R) Inc.
                           45-926 Oasis Street
                         Indio, California 92201
                        Telephone: (760) 775-8333
                           Fax: (760) 347-6563
                             (ETOP: OTC BB)

                              SIGNATURES
                              ----------


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.


Date: June 21, 1999                ENTROPIN, INC.



                                   By /s/ HIGGINS D. BAILEY
                                    ------------------------------
                                     Higgins D. Bailey
                                     Chairman of the Board